Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 30, 2018 relating to the financial statements of ProQR Therapeutics N.V., appearing in the Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Accountants B.V.

Amsterdam, The Netherlands

November 7,2018